EXHIBIT 10.43

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LETTER OF AGREEMENT

BY AND BETWEEN

CYTOKINETICS, INCORPORATED

AND

AMGEN INC.

AND

LES LABORATOIRES SERVIER AND INSTITUT DE RECHERCHES INTERNATIONALES SERVIER

DATED

AUGUST 29, 2016

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LETTER OF AGREEMENT

This Letter of Agreement (this “Agreement”) is entered into as of August 29, 2016 (the “Effective Date”) by and between Cytokinetics, Incorporated, a Delaware corporation having its principal place of business at 280 East Grand Avenue, South San Francisco, California 94080, U.S.A. (“Cytokinetics”), and Amgen Inc., a Delaware corporation having its principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320-1799, U.S.A. (“Amgen”), and Les Laboratoires Servier, a French corporation having its principal place of business at 50 rue Carnot, 92150 Suresnes, France (“LLS”) and Institut de Recherches Internationales Servier, a French corporation having its principal place of business at 50 rue Carnot, 92150 Suresnes, France (“IRIS”) (LLS and IRIS being together referred to as “Servier”). Cytokinetics, Amgen and Servier are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Cytokinetics and Amgen entered into a Collaboration and Option Agreement dated as of December 29, 2006, as amended, by which Cytokinetics granted to Amgen an exclusive option to obtain an exclusive license, with the right to sublicense, under the CK Intellectual Property (as defined therein) to research, develop, manufacture, commercialize, make, have made, use, sell, offer for sale, import and otherwise exploit omecamtiv mecarbil, also known as AMG 423 and CK-452, and certain other compounds for the treatment, diagnosis, prevention or prophylaxis of any disease or conditions in humans, worldwide (the “License Agreement”);

WHEREAS, by letter dated May 19, 2009, Amgen exercised its option under the License Agreement;

WHEREAS, within the framework of the License Agreement, Amgen is conducting development of omecamtiv mecarbil for the treatment of heart failure in collaboration with Cytokinetics;

WHEREAS, Amgen and Servier signed an Option, License and Collaboration Agreement dated as of June 27, 2013, as amended, by which Amgen granted to Servier an exclusive right to obtain an exclusive license (even as to Amgen and its affiliates), with the right to sublicense, under the Licensed Amgen Patents, Amgen’s interest in the Joint Patents and the Licensed Amgen Know-How (each as defined therein), to use, develop, manufacture, sell, import and otherwise commercialize omecamtiv mecarbil for the treatment, diagnosis, prevention or prophylaxis of any disease or condition in humans, for the Territory (as defined therein) (the “Sublicense Agreement”) and Cytokinetics gave its consent to Amgen to grant such a sublicense by a letter dated June 11, 2013;

WHEREAS, according to Section 4.10 of the Sublicense Agreement, Servier desires for Cytokinetics to confirm, with this Agreement, Servier’s sublicense rights granted under the Sublicense Agreement in the event that Servier exercises its option right and thereafter Amgen’s rights under the License Agreement are terminated for any reason whatsoever; and

WHEREAS, the Parties wish to clarify certain other matters relating to the Sublicense Agreement;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.	DEFINITIONS

1.1	Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Sublicense Agreement.

2.	TERRITORY EXPANSION

2.1

According to Section 4.9 (“Territory Expansion”) of the Sublicense Agreement, Servier and Amgen agree, as of the Effective Date of this Agreement, to expand the Territory to include Russia, Albania, Armenia, Azerbaijan, Belarus, Bosnia & Herzegovina, Georgia, Kazakhstan, Kyrgyzstan, Macedonia, Moldova, Montenegro, Serbia, Tajikistan, Turkmenistan, Ukraine, and Uzbekistan. Cytokinetics hereby consents to such expansion of the Territory.

3.	EFFECT OF TERMINATION OF LICENSE AGREEMENT

3.1

Cytokinetics agrees that, in the event that Servier exercises the Option according to Section 2.1 of the Sublicense Agreement and thereafter Amgen’s rights under the License Agreement are terminated with respect to the Licensed Product in the Territory, for any reason whatsoever (“Termination”), the sublicensed rights previously granted by Amgen to Servier under the Sublicense Agreement shall (to the extent Controlled by Cytokinetics) remain in effect and shall become a direct license or sublicense, as the case may be, of such rights by Cytokinetics to Servier (a “Direct License”) on the same terms as are set forth in the Sublicense Agreement, and as modified by this Agreement.

3.2

Promptly following any Termination, unless the Parties agree otherwise and notwithstanding Article 18 of the License Agreement, the Parties agree that Amgen will, at Cytokinetics’ election, transfer to Cytokinetics or its designee (including Servier) any ongoing development activities (e.g., clinical trials or related activities) for the Licensed Compound and Licensed Products; provided that [*] any such development activities (other than those being conducted by or on behalf of [*]) in or for the Territory, [*]. For clarity, Amgen shall [*] the conduct of the [*] referred to as [*].

3.3

In the event of a Termination, Cytokinetics shall assume all rights (including rights to payments) and obligations of Amgen as set forth in the Sublicense Agreement (as modified by this Agreement) and Servier shall retain all of its rights and obligations as set forth in the Sublicense Agreement (as modified by this Agreement), provided that:

(a)

Cytokinetics will not be required to assume any obligation or to benefit from any right of Amgen other than the obligations and rights of Amgen set forth in the Sublicense Agreement as it exists as of the Effective Date of this Agreement, except as Cytokinetics and Servier may agree in writing;

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b)

Cytokinetics will have no obligation to fund or continue development or related activities for the Licensed Product, except as it may agree in writing. Cytokinetics will not unreasonably withhold such agreement;

(c)	Cytokinetics will have no obligation to take over Amgen’s supply obligations of the Licensed Compound or Licensed Product;

(d)

Following Termination, Servier will be responsible (i) for its same share of development costs in the Territory Development Budget for the activities in the Territory Development Plan conducted by or on behalf of Cytokinetics subject to agreement on the Territory Development Plan and Territory Development Budget in accordance with subsection (b) above, and (ii) for those activities that Servier may conduct at its sole cost as described in the Sublicense Agreement. All costs to obtain or maintain pricing and reimbursement approvals in the Servier Territory (other than as set forth in the Territory Development Budget as agreed by Cytokinetics in accordance with subsection (b) above) will be Servier’s sole responsibility; and

(e)	“[*] Product” will mean any compound that [*], i.e., any [*].

3.4

Promptly following any Termination, Servier and Cytokinetics will execute a written agreement to implement the Direct License in accordance with this Agreement, and will use good faith efforts to do so within [*] of the Termination. For the avoidance of doubt, the Direct License shall be effective upon the effective date of the Termination.

4.	AMGEN BREACH OF LICENSE AGREEMENT

4.1	Cytokinetics agrees to give Servier a copy of each notice of material default, termination or demand for cure of a material breach given by Cytokinetics to Amgen pursuant to the License Agreement.

5.	REGULATORY MEETINGS

5.1

The Parties agree that, in addition to attendance by Amgen, Cytokinetics will have the right to attend regulatory meetings relating to the Licensed Product with Regulatory Authorities in the Territory. The Parties shall determine appropriate roles given each Party’s areas of expertise and the best interests of the collaboration around the Licensed Product.

6.	INTELLECTUAL PROPERTY

6.1	Servier agrees that it will not have the right under Section 4.3 of the Sublicense Agreement to withhold its consent to Amgen’s grant of a sublicense to Cytokinetics or any Affiliate of Cytokinetics.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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7.	MISCELLANEOUS

7.1

Effect on License Agreement and Sublicense Agreement. Except as expressly set forth herein, all terms and conditions of the License Agreement and the Sublicense Agreement will remain in full force and effect.

7.2

Notices. Any notice required or permitted to be given by this Agreement shall be in writing, in English, and shall be delivered by hand or overnight courier with tracking capabilities or mailed postage prepaid by registered or certified mail addressed as set forth below unless changed by notice so given:

If to Cytokinetics: Cytokinetics, Incorporated

280 East Grand Avenue

South San Francisco, California 94080

USA

Attention: President and Chief Executive Officer

E-mail: rblum@cytokinetics.com

With a copy to:

Attention: General Counsel

E-mail: cmcdowell@cytokinetics.com

If to Amgen:       Amgen Inc.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

USA

Attention: Corporate Secretary

Telephone: (805) 447-1000

Facsimile: (805) 499-6751

If to Servier:      Les Laboratoires Servier

50, rue Carnot

92284 Suresnes Cedex

France

Attention: Head of Alliance Management

E-mail: mail.alliance.management@servier.com

With a copy to:

Attention: Director of Contract Department

E-mail: matthieu.guerineau@servier.com

Any such notice shall be deemed given on the date delivered. A Party may add, delete (so long as at least one person is remaining), or change the person or address to which notices should be sent at any time upon written notice delivered to the other Party in accordance with this Section (Notices).

7.3

Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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7.4

No Waiver; Modifications. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time. Amendments to this Agreement, including this clause, shall only be valid if made in writing and signed by all Parties hereto in the form as set forth in Section 7.7 of this Agreement.

7.5

Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit any other Party in any way. Nothing herein shall be construed to create a relationship of partners, principal and agent, or joint-venture partners between any of the Parties.

7.6

Governing Law and Arbitration. Resolution of all disputes, controversies or claims arising out of, relating to or in connection with this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, shall be resolved as provided in and pursuant to the laws and arbitration proceeding of the Sublicense Agreement.

7.7

Counterparts. This Agreement may be executed in counterparts with the same effect as if Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Signature pages of this Agreement may be exchanged by facsimile or other electronic means without affecting the validity thereof.

[signature page follows]

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

LES LABORATOIRES SERVIER		AMGEN INC.

By:	/s/ M. Eric FALCAND	By:	/s/ Sean Harper

Name: M. Eric FALCAND		Name: Sean Harper

Title: Proxy		Title: EVP Research & Development

CYTOKINETICS, INCORPORATED

By:	/s/ M. Christian BAZANTAY	By:	/s/ Robert I. Blum

Name: M. Christian BAZANTAY		Name: Robert I. Blum

Title: Proxy		Title: President & CEO

INSTITUT DE RECHERCHES INTERNATIONALES SERVIER

By:	/s/ Dr. Emmanuel CANET

Name: Dr. Emmanuel CANET

Title: President of R&D

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.